                                                           Name Amended: 4/2/01

                                     BY-LAWS
                                       OF
                             MORGAN STANLEY DW INC.


                               ARTICLE I: OFFICES

1.1    REGISTERED OFFICE

     The registered office of MORGAN STANLEY DW INC. (the "Corporation"), shall be in the City of Wilmington, County of New Castle, State of Delaware.

1.2    PRINCIPAL PLACE OF BUSINESS

     The Corporation's principal place of business shall be in the City of New York, County of New York, State of New York.

1.3    OTHER OFFICES

     The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II:  MEETINGS OF STOCKHOLDERS

2.1    MEETINGS OF STOCKHOLDERS

     Meetings of stockholders of the Corporation shall be held on such date, at such time, and at such place, either within or without the State of Delaware, as shall be designated by the Board of Directors.

ARTICLE III:  DIRECTORS

3.1    ELECTION AND TERM

     Except as otherwise provided by law or this Article III, directors shall be elected at an annual meeting of stockholders and shall hold office until their successors shall have been elected, or until their earlier death, resignation or removal. Acceptance of the office of director may be expressed orally or in writing, and attendance at the organization meeting or any other meeting of the directors shall constitute such acceptance. Directors need not be stockholders of the Corporation.

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 2 0F 17


3.2    NUMBER

     The number of directors which shall constitute the whole Board of Directors may be fixed from time to time by resolution of the Board of Directors but shall not be less than three (3).

3.3    GENERAL POWERS

     The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

3.4    PLACE OF MEETINGS

     Meetings of the Board of Directors may be held at the principal place of business of the Corporation in New York or at any other place, within or without the State of Delaware, from time to time designated by the Board of Directors.

3.5    ORGANIZATION MEETING

     A newly elected Board of Directors shall meet and organize as soon as practicable after each annual meeting of stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting. If a quorum is not present, such organizational meeting may be held at any other time or place which may be specified in a notice given in the manner provided in
Section 3.7 of this Article III for special meetings of the Board of Directors or in a waiver of notice thereof.

3.6    REGULAR MEETINGS

     Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 3 0F 17


3.7    SPECIAL MEETINGS; NOTICE AND WAIVER OF NOTICE

     Special meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary on the request of the Chairman of the Board and Chief Executive Officer, or the President, or a Vice Chairman of the Board, or on the request in writing of one-third of the whole Board of Directors, stating the purpose or purposes of such meeting.

Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than three (3) days before the day on which the meeting is to be held, or shall be sent to him at either of such places by telegraph, or be communicated to him personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he shall be present at the meeting and participate in the business transacted thereat; and any and all business transacted at any meeting of the Board of Directors shall be fully effective without any notice thereof having been given, if all the members shall be present thereat. Unless limited by law, the Certificate of Incorporation, the By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

3.8    ORGANIZATION

     The Chairman of the Board and Chief Executive Officer shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board and Chief Executive Officer shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 3.8 to be performed by him at such meeting shall be performed at such meeting by one of the directors chosen by the members of the Board of Directors present at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

3.9    QUORUM AND ADJOURNMENT

     Except as otherwise provided by Section 3.15 of this Article III, at every meeting of the Board of Directors a majority of the total number of directors shall constitute a quorum. Except as otherwise provided by law or by these By-Laws, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, any meeting may be adjourned, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned.

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 4 0F 17


3.10   VOTING

     On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors so requests.

3.11   ACTING WITHOUT A MEETING

     Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

3.12   TELEPHONIC MEETINGS

     Members of the Board of Directors or of a committee thereof, may participate in meetings of the Board of Directors or committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting, pursuant to this provision, shall constitute presence in person at such meeting.

3.13   RESIGNATIONS

     Any director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by oral tender to the Chairman of the Board and Chief Executive Officer, or by written notice thereof to the Corporation. Any resignation shall be effective immediately unless some other time is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance.

3.14   REMOVAL OF DIRECTORS

     Any director may be removed, either for or without cause, at any time, by action of the holders of record of a majority of the shares of common stock of the Corporation present in person or by proxy at a meeting of holders of such shares and entitled to vote thereon, and the vacancy in the Board of Directors caused by any such removal may be filled by action of such stockholders at such meeting or at any subsequent meeting, or, except as otherwise provided by law, by the Board of Directors then in office, although less than a quorum, or by a single remaining director.

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 5 0F 17


3.15   FILLING OF VACANCIES NOT CAUSED BY REMOVAL

     Except as otherwise provided by law, in case of any increase in the number of directors, or of any vacancy created by death, resignation, disqualification or increase in the number of authorized directors, the additional director or directors may be elected or the vacancy or vacancies may be filled, as the case may be, by the Board of Directors then in office, although less than a quorum, or by a single remaining director, or by the stockholders. The directors so chosen shall hold office until their successors are elected and qualify or until such directors sooner die, resign, are removed or cease to be qualified as directors.

ARTICLE IV:  COMMITTEES OF THE BOARD OF DIRECTORS

4.1    ESTABLISHMENT OF COMMITTEES

     The Board of Directors may, by resolution passed by a majority of the whole Board, appoint one or more committees of the Board of Directors, which shall have such powers and duties as the Board of Directors may properly determine. Any such committee, to the extent provided in the resolutions adopted by the Board of Directors, shall have and may exercise all the power and authority of the Board of Directors in the management of the property and business of the Corporation, and may authorize the seal of the Corporation to be impressed upon all papers which may require it; provided, however, that such powers and authority shall be subject to applicable provisions of law, and that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. All acts done by any such committee within the scope of its powers and duties pursuant to these By-Laws and the resolutions adopted by the Board of Directors shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary or any Assistant Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Corporation and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Corporation.

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 6 0F 17


4.2    COMMITTEE MEMBERS

     Each member of any such committee shall hold office until his successor is elected and has qualified, unless he sooner dies, resigns, or is removed. The number of directors which shall constitute any committee shall be determined by the whole Board of Directors from time to time. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

4.3    COMMITTEE SECRETARY

     The Board of Directors may elect a secretary of any such committee. If the Board of Directors does not elect such a secretary, the committee shall do so. The secretary of any committee need not be a member of the committee, but shall be selected from a member of the staff of the office of the Secretary of the Corporation, unless otherwise provided by the Board of Directors.

4.4    MINUTES OF COMMITTEE MEETINGS

     The secretary of each committee shall keep regular minutes of the meetings of the committee, and shall provide copies of the minutes to the Secretary of the Corporation, unless otherwise provided by the Board of Directors.

4.5    MEETINGS

     Meetings of committees of the Board of Directors may be held at any place, within or without the State of Delaware, as shall from time to time be designated by the Board of Directors or the committee in question. Regular meetings of any committee shall be held at such times as may be determined by resolution of the Board of Directors or the committee in question and no notice shall be required for any regular meeting. A special meeting of any committee shall be called by resolution of the Board of Directors, or by the Secretary or an Assistant Secretary upon the request of any member of the committee. Notices of special meetings shall be mailed to each member of the committee in question no later than two (2) days before the day on which the meeting is to be held, or shall be sent to him by telegraph, or be delivered to him personally or by telephone, no later than the day before such meeting. Notices of any such meeting need not be given to any such member, however, if he shall sign a written waiver thereof, whether before or after the meeting, or if he shall be present at the meeting and participate in the business transacted thereat; and any and all business transacted at any meeting of any committee shall be fully effective without any notice thereof having been given, if all the members of the committee shall be present thereat. Unless limited by

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 7 0F 17


law, the Certificate of Incorporation, these By-Laws, or by the terms of the notice thereof, any and all business may be transacted at any such special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

4.6    ACTION WITHOUT A MEETING

     Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if all members of such committee consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the committee.

4.7    TELEPHONIC MEETINGS

     Members of a committee of the Board of Directors may participate in meetings of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting, pursuant to this provision, shall constitute presence in person at such meeting.

ARTICLE V:  INDEMNIFICATION

5.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 8 0F 17


5.2 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer or member of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Dean Witter the Corporation, except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

5.3 To the extent that any person referred to in Sections 5.1 or 5.2 shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.1 or 5.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

5.4 The Corporation may, to the extent deemed advisable by the Board of Directors, indemnify any person who is or was an employee or agent (other than a director or officer) of the Corporation, or is or was serving at the request of the Corporation as an employee or agent (other than a director, officer or member) of another corporation, partnership, joint venture, trust or other enterprise if such person would be entitled to such indemnity under the provisions of Sections 5.1, 5.2 or 5.3 if such person had been a director or officer of the Corporation or a director, officer or member of such other corporation, partnership, joint venture, trust or other enterprise.

5.5 Any indemnification under paragraphs 5.1, 5.2 or 5.4 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, member, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 5.1 and 5.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 9 0F 17


5.6 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in paragraph 5.5 upon receipt of an undertaking by or on behalf of the director, officer, member, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article V.

5.7 The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, member, employee or agent and shall insure to the benefit of the heirs, executors and administrators of such a person.

5.8 The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V or of the General Corporation Law of the State of Delaware.

5.9 For the purposes of this Article V, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

5.10 For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer,

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 10 0F 17

employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V.

5.11 No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; PROVIDED, HOWEVER, that this limitation shall not eliminate or limit the liabilities of the directors (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit; PROVIDED further, that this limitation shall not eliminate or limit the liability of a director for any act or omission occurring prior to the adoption of these By-Laws.


ARTICLE VI:  OFFICERS

6.1    OFFICERS

     The officers of the Corporation shall be: a Chairman of the Board and Chief Executive Officer; a President and Chief Operating Officer; one or more Managing Directors; one or more Executive Vice Presidents; one or more Senior Vice Presidents; one or more First Vice Presidents; one or more Vice Presidents; a Secretary; a Treasurer; and a Controller. The Board of Directors may also elect and specifically identify as officers of the Corporation: one or more Vice Chairmen of the Board; a Chief Financial Officer; one or more Assistant Vice Presidents; one or more Assistant Secretaries; one or more Assistant Treasurers and one and one or more Assistant Controllers as in its judgment may be necessary or desirable. The officers of the Corporation shall be elected by the Board of Directors and the Board of Directors shall not delegate this authority to any committee thereof. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

6.2    OTHER OFFICERS; AGENTS

     The Board of Directors may elect such other officers and appoint such agents as it shall deem necessary or desirable, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 11 0F 17


6.3    TERMS OF OFFICE

     The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect the officers of the Corporation.

6.4    VACANCIES

     If any vacancy shall occur in any corporate office, the Board of Directors may elect a successor to fill such vacancy.

6.5    REMOVAL OF OFFICERS

     Any officer may be removed at any time, either for or without cause, by the affirmative vote of a majority of the Board of Directors.

6.6    RESIGNATIONS

     Any officer may resign at any time by giving written notice thereof to the Board of Directors. A resignation shall take effect immediately unless some other date is specified in the notice. Acceptance of any resignation shall not be necessary to make it effective, unless such resignation is tendered subject to such acceptance.

6.7    CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

     The Chairman of the Board and Chief Executive Officer shall be a member of the Board of Directors and shall be an officer of the Corporation. He shall be the chief executive officer of the Corporation and shall direct, coordinate and control the Corporation's business and activities and its operating expenses and capital expenditures, shall have general authority to exercise all the powers necessary for the chief executive officer of the Corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws, all in accordance with basic policies as established by and subject to the control of the Board of Directors. He shall preside at all meetings of the Board of Directors at which he is present. In the absence or disability of the Chairman of the Board and Chief Executive Officer, his duties shall be performed and his authority may be exercised by a director designated for this purpose by the Board of Directors.

6.8    VICE CHAIRMEN OF THE BOARD

     The Vice Chairmen of the Board shall be members of the Board of Directors and officers of the Corporation and shall perform such duties and have such powers as may be prescribed

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 12 0F 17


by the Board of Directors by the Chairman of the Board and Chief Executive Officer or these By-Laws.

6.9    PRESIDENT AND CHIEF OPERATING OFFICER

     The President shall be an officer of the Corporation, and shall serve as the chief operating officer, and shall perform such duties and have such powers as may be prescribed by the Board of Directors, by the Chairman of the Board and Chief Executive Officer, or by these By-Laws.

6.10   MANAGING DIRECTORS

     The Managing Directors of the Corporation shall perform such duties and have such powers as may, from time to time, be assigned to them by the Board of Directors, by the Chairman of the Board and Chief Executive Officer, or by the President.

6.11   EXECUTIVE VICE PRESIDENTS

     The Executive Vice Presidents of the Corporation shall perform such duties and have such powers as may, from time to time, be assigned to them by the Board of Directors, by the Chairman of the Board and Chief Executive Officer, or by the President.

6.12   SENIOR VICE PRESIDENTS

     The Senior Vice Presidents of the Corporation shall perform such duties and have such powers as may, from time to time, be assigned to them by the Board of Directors, by the Chairman of the Board and Chief Executive Officer, by the President, or by an Executive Vice President.

6.13   FIRST VICE PRESIDENTS

     The First Vice Presidents of the Corporation shall perform such duties and have such powers as may, from time to time, be assigned to them by the Board of Directors, by the Chairman of the Board and Chief Executive Officer, by the President, or by an Executive Vice President.

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 13 0F 17


6.14   VICE PRESIDENTS

     The Vice Presidents of the Corporation shall perform such duties and have such powers as may, from time to time, be assigned to them by the Board of Directors, by the Chairman of the Board and Chief Executive Officer, by the President, or by an Executive Vice President.

6.15   SECRETARY

     The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof and shall keep minutes of all proceedings at meetings of the stockholders and of the Board of Directors at which he is present, as well as of all proceedings at all meetings of such other committees of the Board of Directors at which he has served as secretary and, where some other person has served as secretary thereto, the Secretary shall maintain custody of the minutes of such proceedings. He shall have charge of the corporate seal and he or any Assistant Secretary shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of Secretary of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

6.16   ASSISTANT SECRETARY

     The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws.

6.17   CHIEF FINANCIAL OFFICER

     The Chief Financial Officer shall have responsibility for the administration of the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the Controller. The Chief Financial Officer shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all of the transactions effected by the Treasurer and Controller and of the financial

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 14 0F 17


condition of the Corporation. He shall generally perform all the duties usually appertaining to the affairs of a Chief Financial Officer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws.

6.18   TREASURER

     The Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or other person duly authorized by the Board to so designate. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. If required by the Board of Directors, he shall give the Corporation a bond, in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. Except as otherwise provided by the Board of Directors or directed by the Chairman of the Board and Chief Executive Officer, the Treasurer shall perform all other necessary acts and duties in connection with administration of the financial affairs of the Corporation, shall generally perform all duties appertaining to the office of treasurer of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws.

6.19   ASSISTANT TREASURER

     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws.

6.20   CONTROLLER

     The Controller shall prepare and have the care and custody of the books of account of the Corporation. He shall keep a full and accurate account of all moneys, received and paid on account of the Corporation, and shall render a statement of his accounts whenever the Board of Directors shall require. He shall generally perform all the duties usually appertaining to the affairs of the Controller of a corporation and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these By-Laws. When

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 15 0F 17


required by the Board of Directors, he shall give bonds for the faithful discharge of his duties in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control and belonging to the Corporation.

6.21   ASSISTANT CONTROLLER

     The Assistant Controller, or if there shall be more than one, the Assistant Controllers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Controller designated by the Board of Directors, shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors of these By-Laws.

6.22   ADDITIONAL POWERS AND DUTIES

     In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine, or as may be assigned to them by any superior officer.

6.23   APPOINTED OFFICERS

     Any group, division, department or other organizational component or any function of the Corporation may establish positions identified as offices of the respective organizational component or function. The incumbents of such offices (herein referred to as "appointed officers") shall not constitute nor be identified as officers of the Corporation. The titles of such offices shall in all cases contain, as an integral part of the title, a reference to the proper name of the organizational component or function within such office exists.

6.24   APPOINTMENT, TERM AND REMOVAL OF APPOINTED OFFICERS

     Officers may be appointed by the Chief Executive Officer and by the Chief Operating Officer, subject to the approval of the Chief Executive Officer or his delegate. The Chief Executive Officer and the Chief Operating Officers may, at any time, remove any appointed officer, without notice, or accept his resignation. No term of office shall be established for any appointed officer.

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 16 0F 17


6.25     DUTIES OF APPOINTED OFFICERS

     An appointed officer shall perform such duties (not including duties normally performed by an officer of the Corporation) as may, from time to time, be assigned to him by the officer of the Corporation having management responsibility for the organizational component or function to which such appointed officer is assigned.

ARTICLE VII:  STOCK AND TRANSFERS OF STOCK

7.1    STOCK CERTIFICATES

     The stock of the Corporation shall be represented by certificates signed by the Chairman of the Board and Chief Executive Officer or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with a seal of the Corporation.

7.2    TRANSFER OF STOCK

     Registration of a transfer of stock shall be made on the books of the Corporation only upon presentation by the person named in the certificate evidencing such stock, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of such certificate, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

7.3    LOST, STOLEN OR DESTROYED CERTIFICATES

     In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in the place of the certificate so lost, stolen or destroyed; provided, however, that, in each such case, the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative, to give the Corporation evidence which the Corporation determines in its discretion is satisfactory of the loss, theft or destruction of such certificate and of the ownership thereof, and may also require a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

MORGAN STANLEY DW INC.
BY-LAWS
PAGE 17 0F 17


7.4    FIXING OF RECORD DATE

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

7.5    REGISTERED STOCKHOLDERS

     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VIII:  GENERAL PROVISIONS

8.1    SEAL

     The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the state of its incorporation.

8.2    FISCAL YEAR

     The fiscal year of the Corporation shall be determined by the Board of rectors.

ARTICLE IX:  AMENDMENTS

     The By-Laws may be altered, amended or repealed, from time to time, by the Board of Directors, except as expressly prohibited in any By-Laws made from time to time by holders of shares of stock entitled to vote thereon. The By-Laws may be altered, amended or repealed at any annual or special meeting of stockholders; provided notice of such proposed alteration, amendment or repeal be included in the notice of such annual or special meeting.